                             PORTAL SOFTWARE, INC.                EXHIBIT 10.11



                            STOCK PURCHASE AGREEMENT



                                 April 12, 1999

                               TABLE OF CONTENTS

      Page
      ----

  1.  Purchase and Sale of Stock................................  1

      1.1  Sale and Issuance of Stock...........................  1
      1.2  The Closing..........................................  1

  2.  Representations and Warranties of the Company.............  1

      2.1  Organization and Good Standing.......................  2
      2.2  Authorization........................................  2
      2.3  Valid Issuance of Stock..............................  2
      2.4  Litigation...........................................  2
      2.5  Properties...........................................  2
      2.6  Compliance with Other Documents......................  2

  3.  Representations and Warranties of the Investor............  2

      3.1  Authorization........................................  2
      3.2  Investigation........................................  3
      3.3  Accredited Investor..................................  3
      3.4  Purchase Entirely for Own Account....................  3

  4.  Conditions to the Investor's Obligation at Closing........  3

      4.1  Representations and Warranties.......................  3
      4.2  Securities Laws......................................  3
      4.3  Authorizations.......................................  3
      4.4  Initial Public Offering of Common Stock..............  3

  5.  Conditions to the Company's Obligations at Closing........  3

      5.1  Representations and Warranties.......................  3
      5.2  Securities Laws......................................  3
      5.3  Authorizations.......................................  4
      5.4  Initial Public Offering of Common Stock..............  4
      5.5  Payment of Purchase Price............................  4

  6.  Covenants of the Company and the Investor.................  4

      6.1  Agreement Not to Transfer............................  4
      6.2  Market Stand-Off.....................................  4
      6.3  Notice of Intention to Transfer......................  4
      6.4  Voting Agreements....................................  5
      6.5  Registration of Stock................................  5

  7.  Miscellaneous.............................................  5

      7.1  Governing Law........................................  5

      7.2  Survival; Additional Securities......................  5
      7.3  Successors and Assigns...............................  6
      7.4  Entire Agreement.....................................  6
      7.5  Notices..............................................  6
      7.6  Amendments and Waivers...............................  6
      7.7  Legal Fees...........................................  6
      7.8  Expenses.............................................  6
      7.9  Titles and Subtitles.................................  6
     7.10  Counterparts.........................................  7
     7.11  Severability.........................................  7
     7.12  Confidentiality......................................  7

                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT is made as of the 12th day of April 1999, by and between Portal Software, Inc., a California corporation (the

"Company") and Andersen Consulting LLP, an Illinois Limited Liability
--------
Partnership (the "Investor").
                  --------

          WHEREAS, the Investor has indicated a desire to purchase shares of Common Stock from the Company and the Company has indicated a desire to sell shares of Common Stock to the Investor on the terms set forth herein.

          WHEREAS, the Company and the Investor have agreed that this Agreement shall constitute the entire understanding and agreement between the parties with regard to the subject matter hereof.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

    1.   Purchase and Sale of Stock.
         --------------------------
         1.1  Sale and Issuance of Stock. Subject to the terms and conditions of
              --------------------------
this Agreement, the Company agrees to sell to the Investor and the Investor agrees to purchase from the Company that number of shares of the Company's Common Stock that is the lesser of (X) 400,000/1/ and (Y) $4,950,000 divided by the initial public offering price less the underwriting discount in the IPO (as defined below) (the "Stock"), having the rights, preferences, privileges and
                     -----
restrictions set forth in the form of Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") to be filed with the
                                   --------------------
Delaware Secretary of State prior to the Closing (as defined below).

         1.2  The Closing.  The purchase and sale of the Stock shall be held at
              -----------
the Company's offices concurrently with the closing of the Company's initial public offering (the "IPO") or, if later, upon satisfaction or waiver of each of the conditions set forth in Sections 4 and 5 (the "Closing"). At the Closing,
                                                   -------
the Company will deliver the Stock to the Investor against payment of the purchase price therefor by check payable to the order of the Company or by wire transfer. The per share purchase price for the Stock shall be equal to the per share price paid by the public for the Company's Common Stock in the IPO, less any underwriter discounts and commissions.

    2.   Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to the Investor that:

------------------
 /1/   The 400,000 shares have been calculated assuming the Company effects a three for-one split of its outstanding Common Stock prior to the Closing. In the event that the Company does not effect this three-for-one stock split, the number of shares to be purchased shall be adjusted accordingly.

         2.1  Organization and Good Standing.  The Company is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted.

         2.2  Authorization.  All corporate action on the part of the Company,
              -------------
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Stock has been taken or will be taken prior to the Closing, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

         2.3  Valid Issuance of Stock.  The Stock, when issued, sold and
              -----------------------
delivered in accordance with the terms hereof for the consideration expressed, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

         2.4  Litigation.  Except as set forth in the Company's registration
              ----------
statement prepared in connection with the IPO, as filed with the Securities and Exchange Commission ("SEC") and amended from time to time (the "Registration
                      ---                                       ------------
Statement"), there are no actions, proceedings or investigations pending or, to
---------
the best of Company's knowledge, any basis therefor or threat thereof, against or affecting the Company, that, either in any case or in the aggregate, would result in any material adverse change in the business, financial condition, or results of operations of the Company.

         2.5  Properties.  To the best of the Company's knowledge (but without
              ----------
having conducted any special investigation), the Company has (i) good and marketable title to its properties and assets and has good title to all its leasehold interests, and (ii) sufficient title, license and/or ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted on the date hereof.

         2.6  Compliance with Other Documents.  The execution and delivery of
              -------------------------------
this Agreement, consummation of the transactions contemplated hereby, and compliance with the terms and provisions hereof will not conflict with or result in a breach of the terms and conditions of, or constitute a default under the Restated Certificate or Bylaws of the Company or of any contract or agreement to which the Company is now a party, except where such conflict, breach or default of any such contract or agreement, either individually or in the aggregate, would not have a material adverse effect on the Company's business, financial condition or results of operations.

    3.   Representations and Warranties of the Investor.  The Investor hereby
         ----------------------------------------------
represents and warrants that:

         3.1  Authorization.  This Agreement constitutes the valid and legally
              -------------
binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and by general principles of equity.

         3.2  Investigation.  The Investor acknowledges that it has had an
              -------------
opportunity to discuss the business, affairs and current prospects of the Company with the Company's president. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Stock.

         3.3  Accredited Investor.  The Investor is an "accredited investor" as
              -------------------
such term is defined in Regulation D adopted by the SEC.

         3.4  Purchase Entirely for Own Account.  This Agreement is made with
              ---------------------------------
the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Stock will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

    4.   Conditions to the Investor's Obligation at Closing.  The obligation of
         --------------------------------------------------
the Investor to purchase the Stock at the Closing is subject to the fulfillment to the Investor's satisfaction on or prior to the Closing of the following conditions:

         4.1  Representations and Warranties.  The representations and
              ------------------------------
warranties made by the Company in Section 2 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

         4.2  Securities Laws.  The offer and sale of the Stock to the Investor
              ---------------
pursuant to this Agreement shall be exempt from the registration requirements of the Act and qualification requirements of all applicable state securities laws.

         4.3  Authorizations.  All authorizations, approvals or permits, if any,
              --------------
of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         4.4  Initial Public Offering of Common Stock.  The initial public
              ---------------------------------------
offering of the Company's Common Stock shall have occurred.

    5.   Conditions to the Company's Obligations at Closing.  The obligation
         --------------------------------------------------
of the Company to sell the Stock at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing of the following conditions:

         5.1  Representations and Warranties.  The representations and
              ------------------------------
warranties of the Investor contained in Section 3 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

         5.2  Securities Laws.  The offer and sale of the Stock to the Investor
              ---------------
pursuant to this Agreement shall be exempt from the registration requirements of the Act qualification requirements of all applicable state securities laws.

         5.3  Authorizations.  All authorizations, approvals or permits, if any,
              --------------
of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         5.4  Initial Public Offering of Common Stock.  The initial public
              ---------------------------------------
offering of the Company's Common Stock shall have occurred.

         5.5  Payment of Purchase Price.  The Investor shall have delivered to
              -------------------------
the Company the purchase price for the Stock as set forth in Section 1.2 hereof.

    6.   Covenants of the Company and the Investor.
         -----------------------------------------

         6.1  Agreement Not to Transfer.
              -------------------------

              (a) Prior to the first anniversary of the Closing, the Investor shall not, directly or indirectly, Transfer or offer to Transfer any shares of the Stock unless the Company consents to such Transfer and the transferee agrees to be bound by this Agreement. Notwithstanding the foregoing, Transfers may be made by Investor to any other member of the Andersen Consulting worldwide organization, provided such Transfers are in compliance with all applicable laws and regulations.

              (b) In order to enforce transfer restrictions under applicable securities laws, the Company may impose stop-transfer instructions with respect to the Stock until the end of the applicable Rule 144 holding period.

              (c) As used in this Agreement, the term "Transfer" shall mean any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, of shares of the Stock. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured creditor of the pledged shares of the Stock in complete or partial satisfaction of the indebtedness for which the shares of the Stock are security.

         6.2  Market Stand-Off.  In addition to the transfer restrictions
              ----------------
(which shall in no way be limited by the following), in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Investor shall not Transfer or offer to Transfer any shares of the Stock, other than pursuant to such registration statement, without the prior written consent of the Company and its underwriters. Such restriction (the "Market Stand-Off") shall be in
                                             ----------------
effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that (i) such Market Stand-Off shall not
              --------  -------
exceed one hundred eighty (180) days, and (ii) the Investor shall be subject to the Market Stand-Off only if the officers, directors and other stockholders of the Company are also subject to similar restrictions. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Stock until the end of the applicable stand-off period.

         6.3  Notice of Intention to Transfer. In the event the Investor plans
              -------------------------------
to Transfer shares of the Stock in one or more transactions, the Investor shall inform the Company of such intention to Transfer such shares five (5) days prior to such Transfer. An announcement of any such Transfer shall be at the discretion of the Company through a joint press release which is reasonably acceptable to the Company. Investor shall agree that any transfer, sale or other disposition of the Company's Common Stock shall be through an orderly disposition.

         6.4  Voting Agreements. The Investor agrees to vote all shares of
              -----------------
Voting Securities owned by it on the sale of all or substantially all of the assets of the Company or a merger in which the Company is not the surviving entity and take action with respect to any third party tender offer (a "Change in Control Proposal"), in accordance with the direction of Portal's Chief Executive Officer. The Investor, as a holder of Voting Securities, shall be present, in person or by proxy, at all meetings of shareholders of the Company at which a Change in Control Proposal is brought before the shareholders so that all shares of Voting Securities beneficially owned by it may be counted for the purpose of determining the presence of a quorum at such meetings. For purposes of this Agreement, (i) the term "Voting Securities" shall refer to all securities of the Company entitled to vote generally for the election of directors, and (ii) the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          Notwithstanding the foregoing, the voting agreements set forth in this
Section 6.4 shall terminate immediately if an unrelated third party has publicly announced and is actively pursuing the purchase of all or substantially all of the assets or capital stock of the Company or a merger in which the Company would not be the surviving corporation.

         6.5  Registration of Stock. The Company agrees that the Investor will
              --------------------
be entitled to have the Stock registered in accordance with the provisions contained in Exhibit A attached hereto. The Investor understands and agrees that
             ---------
(i) the Stock will be characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances, and (ii) each certificate representing the Stock and any other securities issued in respect of the Stock upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with appropriate legends mandated by federal and state securities laws.

    7.  Miscellaneous.
        -------------

         7.1  Governing Law. This Agreement shall be governed in all respects by
              -------------
the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to the conflict of law provisions thereof.

         7.2  Survival; Additional Securities. The representations and
              -------------------------------
warranties set forth in Sections 2 and 3 shall survive until the Closing. The covenants and agreements set forth in Section 6 shall survive in accordance with their terms. Any new, substituted or additional securities which are by reason of any stock split, stock dividend, recapitalization or reorganization distributed with respect to the Stock ("Stock Distributions")
                                                       ----- -------------
shall be immediately
subject to the covenants and agreements set forth in Section 6 to the same extent the Stock is at such time covered by such provisions.

         7.3  Successors and Assigns. Except as otherwise expressly provided
              ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, the covenants set forth in Section 6 shall not be binding upon any entity (other than an affiliate of the Investor) which acquires any shares of the Stock or a Stock Distribution in a transaction permitted hereunder.

         7.4  Entire Agreement. This Agreement constitutes the entire
              ----------------
understanding and agreement between the parties with regard to the subject matter hereof.

         7.5  Notices. Except as otherwise provided, all notices and other
              -------
communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to the Investor, at the Investor's address set forth below its signature, or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth below its signature, or at such other address as the Company shall have furnished to the Investor in writing.

         7.6  Amendments and Waivers. Any term of this Agreement may be amended
              ----------------------
and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

         7.7  Legal Fees. In the event of any action at law, suit in equity or
              ----------
arbitration proceeding in relation to this Agreement or the Stock or any Stock Distribution, the prevailing party shall be paid by the other party a reasonable sum for the attorneys' fees and expenses incurred by such prevailing party.

         7.8  Expenses. Irrespective of whether the Closing is effected, the
              --------
Company and the Investor shall each pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

         7.9  Titles and Subtitles. The titles of the paragraphs and
              --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.10 Counterparts. This Agreement may be executed in counterparts, each
              ------------
of which shall be an original, but all of which together shall constitute one instrument.

         7.11 Severability. If one or more provisions of this Agreement are held
              ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.12 Confidentiality. The parties hereto agree that, except with the
              ---------------
prior written permission of the other party or in accordance with applicable laws or regulations, it shall at all times keep confidential and not divulge, furnish, or make accessible to anyone outside of their respective organizations any confidential information, knowledge, or data concerning or relating to the business or financial affairs of such other party to which said party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement.



                           [Signature Page to Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                              PORTAL SOFTWARE, INC.
                              20883 Stevens Creek Boulevard
                              Cupertino, CA  95014
                              Attn:  Jack Acosta, Vice President
                                     and Chief Financial Officer

                              /s/  Jack Acosta
                              --------------------------------
                              By:  Jack Acosta, Vice President
                                   and Chief Financial Officer



                              ANDERSEN CONSULTING, LLP
                              1661 Page Mill Road
                              Palo Alto, CA  94304
                              Attn:  General Counsel


                              /s/
                              --------------------------------
                              By:

                                   EXHIBIT A
                                   ---------


    1.  Registration Rights. The Company covenants and agrees as follows:
        -------------------

         1.1  Definitions. For purposes of this Exhibit A, capitalized
              -----------                       ---------
terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement (the "Agreement") between the Company and the Investor to which this Exhibit A is attached. In addition, the following
                               ---------
terms used herein shall have the following meanings:

              (a) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

              (b) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

              (c) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

         1.2  Company Registration. If (but without any obligation to do so) the
              --------------------
Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash occurring not later than two years from the Closing (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Stock or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Investor written notice of such registration. Upon the written request of the Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 7.5 of the Agreement, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Act up to all of the Stock that Investor has requested to be registered.

         1.3  Obligations of the Company. Whenever required under this Section 1
              --------------------------
to effect the registration of any Stock, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such securities to be included in the registration statement including the Stock (the "Registrable Securities"), and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 of 15(d) of the 1934 Act in the registration statement.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Stock.

              (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) Notify the Investor covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under Securities the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (f) Cause all such Stock registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

              (g) Provide a transfer agent and registrar for all of the Stock registered pursuant hereunder and a CUSIP number for all such Stock, in each case not later than the effective date of such registration.

         1.4  Investor Obligation to Furnish Information. It shall be a
              ------------------------------------------
condition precedent to the obligations of the Company to take any action pursuant hereto with respect to the Stock that the Investor shall furnish to the Company such information regarding itself, the Stock, and the intended method of disposition of such securities as shall be required to effect the registration of such Stock.

         1.5  Expenses of Registration. All expenses incurred in connection with
              ------------------------
registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the Investor hereunder but excluding the fees and disbursements of any other counsel for the Investor) shall be borne by the Company.

         1.6  Underwriting Requirements. In connection with any offering
              -------------------------
involving an underwriting of hares of the Company's capital stock, the Company shall not be required under Section 1.2 to include any of the Investor's securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Stock requested by the Investor to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Securities and shares of Stock which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders (including the Investor) according to the total amount of securities entitled to be included therein owned by each selling shareholder (including the Investor) or in such other proportions as shall mutually be agreed to by such selling shareholders (including the Investor)) but in no event shall the amount of securities of the selling shareholder (including the Investor) included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering.

         1.7  Delay of Registration. The Investor shall not have any right to
              ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.8  Indemnification. In the event any Stock is included in a
              ---------------
registration statement under Section 1.2:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Act) for the Investor and each person, if any, who controls the Investor or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue
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

statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to the Investor, or such underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

              (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection (b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection (b) exceed the gross proceeds from the offering received by the Investor.

              (c)  Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

              (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f)  The obligations of the Company and the Investor under this
Section 1.8 shall survive the completion of any offering of the Stock in a registration statement pursuant hereto, and otherwise.

         1.9  Termination. The Company's obligation to register the Stock
              -----------
pursuant to this agreement shall terminate on the earlier of (i) the second anniversary of the Closing and (ii) the date on which all shares of the Stock held by the Investor may immediately be sold under Rule 144 during any 90-day period.


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